Exhibit 3.1.2

                          CERTIFICATE OF INCORPORATION

                                       OF

                              MDLI HEALTHCARE, INC.

                Under Section 402 of the Business Corporation Law


      The undersigned, for the purpose of forming a corporation pursuant to
Section 402 of the Business Corporation Law of the State of New York, does hereby certify:

      1. The name of the corporation is MDLI Healthcare, Inc.

      2. The purposes of the corporation shall be as follows:

            (a) To perform studies, feasibility surveys and planning with respect to the development and formation of a health maintenance organization; in conjunction therewith, to accumulate, compile and analyze statistics and such other data as will promote the health, safety and welfare of the general public;

            (b) Upon obtaining a certificate of authority from the Commissioner of Health of the State of New York, to own, operate and manage a health maintenance organization, including providing or arranging for the provision of comprehensive health services, as defined in Article 44 of the Public Health Law, to an enrolled population, and to have and exercise all powers necessary and convenient to effect any and all of the foregoing purposes for which the corporation is formed, together with all of the powers now or hereafter granted to it by the State of New York; and

            (c) To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York.

      3. Notwithstanding any other provision of this certificate of incorporation to the contrary, nothing contained herein shall authorize the corporation to establish, operate, construct,

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lease or maintain a hospital or to provide hospital service or health related service or to operate a drug maintenance program, a certified home health agency or a hospice, or to provide a comprehensive health services plan as defined and covered by articles 28, 33, 36 and 40, respectively, of the Public Health Law, or to solicit, collect or otherwise raise or obtain any funds, contributions or grants from any source for the establishment or operation of any hospital.

      4. The office of the corporation is to be located in the County of Nassau, State of New York.

      5. The aggregate number of shares which this corporation shall have authority to issue is One Thousand (1,000) shares common stock without par value.

      6. The Secretary of State of the State of New York is hereby designated the agent of this corporation upon whom process against this corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against this corporation served upon her or him as agent of this corporation is: MDLI Healthcare, Inc., 1800 Northern Boulevard, Roslyn, New York 11576.

      IN WITNESS WHEREOF, the undersigned has executed, signed and acknowledged this Certificate of Incorporation this 14th day of December, 1994.

                                       By: /s/ James W. Lytle
                                           -------------------------------
                                           JAMES W. LYTLE
                                           Sole Incorporator
                                           Whiteman Ostennan & Hanna
                                           One Commerce Plaza
                                           Albany, New York 12260
                                           (518) 487-7600


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                                 ACKNOWLEDGEMENT

STATE OF NEW YORK    )
                     : ss.:
COUNTY OF ALBANY     )

      On this 14th day of December, 1994, before me personally came James W. Lytle, to me personally known and known to me to be the person described in and who executed the foregoing Certificate of Incorporation and he duly acknowledged to me that he executed the same.

                                       /s/ Norman Ricciardi
                                       ------------------------------
                                       NOTARY PUBLIC